Exhibit 99.2 Manitex International, Inc. Conference Call First Quarter 2010 May 12th 2010

Forward Looking Statements
& Non GAAP Measures
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,”
“estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-
looking statements. These factors and additional information are discussed in the Company's filings with the Securities and
Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-
looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation. Manitex believes that this information is useful to understanding its operating results without the impact of special items. See Manitex’s first quarter 2010 earnings release on the Investor Relations section of our website www.manitexinternational.com for a description and/or reconciliation of these measures.

Overview
•
Strong sales growth in the quarter
–
Ahead of guidance
–
Market demand is still at low levels but relatively steady,
quotation activity increasing, but order visibility still
limited
–
Cranes market share increase. Continued strength of
material handling product for military and international
•
Gross margin remains strong
–
Product mix and benefit of restructuring
–
Continuing to address supply chain challenges from
increased lead times and material cost pressures
•
Working capital ratios improvement in the quarter

Key Figures - Quarterly
USD thousands
Q1-2010 Q4-2009 Q1-2009
Net sales $21,970 $14,934 $14,042
% change in Q1-2010 to prior period
47% 56%
Gross profit 5,212 3,444 3,028
Gross margin %
23.7% 23.1% 21.6
Operating expenses 4,169 3,691* 2,545
Net Income 307 3,842 61
Ebitda 1,823 426 1,042
Ebitda % of Sales
8.3% 2.9% 7.4%
Working capital 27,914 25,578 20,806
Current ratio 2.9 2.8 2.7
* Excludes gain on bargain purchase on Load King of $2,915

Q1-2010 Operating Performance
$000 $000
Q1-2009 Net income $           61
Gross profit impact of increased sales
(Q1-2010 sales less Q1-2009 sales at Q1-2009 gross profit % of
21.6%)
1,709
Benefit from improved margin
(Q1-2010 gross profit % - Q1-2009 gross profit % multiplied by  Q1-
2010 sales)
475
Increase in gross margin 2,184
Operating expenses relating to acquired businesses
Increased operating expenses (selling, R&D, legal
and currency impact)
(723)
(901)
Other income / (expense) (166)
Tax (148)
Q1-2010 Net income $        307

Working Capital
$000 Q1 2010 Q4 2009 Q1 2009
Working Capital $27,914 $25,578 $20,806
Days sales outstanding 59 67 60
Days payable outstanding 47 73 64
Inventory turns 2.6 1.7 2.0
Current ratio 2.9 2.8 2.7
•Increase in working capital Q1-2010 v Q4-2009 from increased accounts receivable ($3.3m) offset principally by reduced inventory ($1.3m)
•Continued improvement in current ratio

Debt and Liquidity
$000 Q1-2010 Q4-2009 Q1-2009
Total Cash 455 287 128
Total Debt 34,590 33,511 25,055
Total Equity 41,291 40,428 35,066
Net capitalization 75,426 73,652 59,993
Net debt / capitalization 45.3% 45.1% 41.6%
Quarterly EBITDA 1,824 426 1,042
Quarterly EBITDA % of sales 8.3% 2.9% 7.4%
•Ebitda for Q1-2010 at 8.3% of sales is best performance since Q3-2007
•Increase in debt in Q1-2010: Usage on lines of credit $1.5m, repayment on notes and leases
($0.5m)
•Revolver facility, based on available collateral at March 31 2010 was $22m
•Total availability at March 31, 2010 $3.3m
•Net capitalization is the sum of debt plus equity minus cash.
•Net debt is total debt less cash

Operational Update
• Still managing with limited order visibility in most operations
–
Very limited number of “stock” orders from dealers
–
Operations still on build to order
•
Can adversely impact timing of  deliveries
• Supply chain lead time challenges
–
Many component and sub – assembly suppliers increasing lead times
–
Chassis manufacturers lead times extending
• Material cost increases
–
Underlying steel prices increasing
–
Re-organized purchasing
–
Plans to mitigate include resourcing, supplier changes, re-engineering

Commercial Update
•
Still anticipate stronger Q3 / Q4 than Q1 / Q2
•
Shipping levels and quotation activity increasing
–
April quotes increased 35% compared to March
•
Power construction strong, energy exploration and
international sectors are anticipated to strengthen

Summary
•
Economic activity appears stabilized but remains at
low level
•
Niche markets such as energy, power distribution
and international showing potential for increases
•
Company positioned well to benefit from any future
sales upturn
–
Cost structure
–
Market share
•
Working capital and cash focus remains strong